UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

US FOODS HOLDING CORP.
(Name of Registrant as Specified in Its Charter)

SACHEM HEAD LP

SACHEM HEAD MASTER LP

SH SAGAMORE MASTER VIII LTD.

SH STONY CREEK MASTER LTD.

SACHEM HEAD CAPITAL MANAGEMENT LP

UNCAS GP LLC

SACHEM HEAD GP LLC

SCOTT D. FERGUSON

MEREDITH ADLER

JAMES J. BARBER, JR.

JERI B. FINARD

JOHN J. HARRIS

BERNARDO V. HEES

DAVID A. TOY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Sachem Head Capital Management LP, together with the other participants named herein (collectively, “Sachem Head”), has filed a preliminary proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of US Foods Holding Corp., a Delaware corporation.

On April 14, 2022, Sachem Head issued the following press release:

Sachem Head Comments on Revised Slate of Director Nominees at US Foods

Files Additional Preliminary Proxy Materials

NEW YORK – April 14, 2022 – Sachem Head Capital Management LP (“Sachem Head”), a beneficial owner of approximately 8.7% of the outstanding common stock of US Foods Holding Corp. (NYSE: USFD) (“US Foods” or the “Company”), today filed updated preliminary proxy materials with the Securities and Exchange Commission in connection with US Foods’ upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Sachem Head previously announced it would be reducing its slate of seven director nominees to five director nominees. Today, it disclosed that Bernardo Hees and Meredith Adler were the two directors withdrawn from the revised slate and that it plans to solicit proxies for the election of James J. Barber, Jr., Scott D. Ferguson, Jeri B. Finard, John J. Harris and David A. Toy at the Annual Meeting.

Sachem Head issued the following comment:

We went into this process knowing that Bernardo is a world-class executive and an individual of the highest integrity. Our time spent with him leading up to this point has only reinforced our views, as well as our conviction that his unique operational expertise and accomplished track record would make him an ideal leader to help reinvigorate US Foods.

When we made the strategic choice to seek minority instead of majority representation on the Board, Bernardo offered to withdraw his nomination from the process, and we agreed it no longer made sense for him to be part of our slate, given the low likelihood of being able to work with him in the role we had envisioned. We want to thank Bernardo for his valuable insights and the time he devoted to this campaign.

We also want to thank Meredith for the time she devoted to this campaign. Whereas we viewed – and continue to view – her recent tenure on the Board of Performance Food Group Company as a positive, the US Foods Board has repeatedly made the point to us and other stockholders that it would force her to recuse herself from virtually any discussions involving competitive strategy. We believe this is a mistake, but in the context of running a minority slate did not want to put stockholders, or Meredith, in a position where the Company could effectively negate her presence on the Board, and mutually agreed with Meredith to withdraw her nomination.

Sachem Head remains open to reaching a constructive resolution with US Foods that ensures the appropriate level of change takes place. Barring that, we look forward to engaging with our fellow stockholders and achieving the best long-term outcome for all of the Company’s stakeholders.

About Sachem Head Capital Management

Sachem Head is an investment manager founded in 2012 by Scott D. Ferguson. The firm employs a concentrated, value-oriented investment strategy and is primarily focused on equity investments in North America and Europe.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Sachem Head’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Sachem Head that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein have been sourced from third parties. Sachem Head does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Sachem Head Capital Management LP, together with the other participants named herein (collectively, “Sachem Head”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2022 annual meeting of stockholders of US Foods Holding Corp., a Delaware corporation (the “Company”).

SACHEM HEAD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED.

The participants in the proxy solicitation are Sachem Head LP, Sachem Head Master LP (“SHM”), SH Sagamore Master VIII Ltd. (“Sagamore Master VIII”), SH Stony Creek Master Ltd. (“Stony Creek Master”), Sachem Head Capital Management LP (“Sachem Head Capital”), Uncas GP LLC (“SH Management”), Sachem Head GP LLC (“Sachem Head GP”), Scott D. Ferguson, James J. Barber, Jr., Jeri B. Finard, John J. Harris, and David A. Toy.

As of the date hereof, Sachem Head LP beneficially owns directly 5,351,363 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), including 66,800 shares of Common Stock underlying certain call options that are currently exercisable. As of the date hereof, SHM beneficially owns directly 3,757,337 shares of Common Stock, including 46,900 shares of Common Stock underlying certain call options that are currently exercisable. As of the date hereof, Sagamore Master VIII beneficially owns directly 9,208,222 shares of Common Stock, including 120,300 shares of Common Stock underlying certain call options that are currently exercisable. As of the date hereof, Stony Creek Master beneficially owns 1,117,930 shares of Common Stock, including 16,000 shares of Common Stock underlying certain call options that are currently exercisable. Sachem Head Capital, as the investment advisor to Sachem Head LP, SHM, Sagamore Master VIII and Stony Creek Master, may be deemed to beneficially own the aggregate of 19,434,852 shares of Common Stock owned directly by Sachem Head LP, SHM, Sagamore Master VIII and Stony Creek Master. SH Management, as the general partner of Sachem Head Capital, may be deemed to beneficially own the aggregate of 19,434,852 shares of Common Stock owned directly by Sachem Head LP, SHM, Sagamore Master VIII and Stony Creek Master. Sachem Head GP, as the general partner of Sachem Head LP and SHM, may be deemed to beneficially own the aggregate of 9,108,700 shares of Common Stock owned directly by Sachem Head LP and SHM. Mr. Ferguson, as the managing partner of Sachem Head Capital and the managing member of SH Management and Sachem Head GP, may be deemed to beneficially own the aggregate of 19,434,852 shares of Common Stock owned directly by Sachem Head LP, SHM, Sagamore Master VIII and Stony Creek Master. As of the date hereof, none of Ms. Finard or Messrs. Barber, Harris, or Toy owns any shares of Common Stock.

Contacts

Investors:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

(212) 750-5833

Media:

Longacre Square Partners

Dan Zacchei / Joe Germani

DZacchei@longacresquare.com / JGermani@longacresquare.com